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                        UNITED WISCONSIN SERVICES, INC.

              401 WEST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53203

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas R. Hefty and C. Edward Mordy, and each of them, proxies of the undersigned with power of substitution, to vote all shares of the common stock the undersigned is entitled to vote at the Special Meeting of the Shareholders of United Wisconsin Services, Inc. (the "Company") to be held on October 30, 1996 at 11:00 a.m., and at any adjournments thereof, as indicated below:

1. On the proposal to approve the merger (the "Merger") of the American Medical Security Group, Inc., with and into the Company pursuant to an Agreement and Plan of Merger dated July 31, 1996, as described in the accompanying proxy statement.

       / /  FOR the Merger       / /  AGAINST the Merger      / /  ABSTAIN

2. On the proposal to approve the amendments (the "Amendments") to the United Wisconsin Services, Inc. Equity Incentive Plan, as described in the accompanying proxy statement.

     / /  FOR the Amendments     / /  AGAINST the Amendments    / /  ABSTAIN

3. With discretionary power upon any and all other businesses that may properly come before the meeting and upon matters incident to the conduct of the meeting.

The Board of Directors recommends a vote FOR the Merger and FOR the Amendments.

                 (Continued and to be signed on reverse side.)
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PROXY NO.                                                          NO. OF SHARES

    The shares of common stock represented by this proxy will be voted as directed. If no direction is specified, the shares of common stock will be voted FOR Item 1 and FOR Item 2.

                                                    Dated:
    ---------------------------------------------------------------------------,
                                                    1996

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                                                      Shareholder(s) Sign Here

                                                    Please sign exactly as your
                                                    name appears on this proxy
                                                    giving your full title if
                                                    signing as attorney or
                                                    fiduciary. If shares are
                                                    held jointly, each joint
                                                    owner should sign. If a
                                                    corporation, please sign in
                                                    full corporate name, by duly
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
    IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.